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                                                                    EXHIBIT 23.1
                                                                    ------------



The Board of Directors
The WMA Corporation:

      We consent to the use of our report dated March 6, 1998 on the consolidated financial statements of The WMA Corporation as of December 31, 1997 and 1996 and for each of the years in the two-year period then ended included herein and to the reference to our firm under the heading "Experts" in the prospectus.



                                          KPMG PEAT MARWICK LLP

Atlanta, Georgia
June 5, 1998